CNL Strategic Capital, LLC 8-K

Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made as of June 27, 2019 by and between CNL STRATEGIC CAPITAL B, INC., a Delaware corporation having an address of 450 South Orange Avenue, Suite 1400, Orlando, Florida 32801 (“Borrower”) and SEASIDE NATIONAL BANK & TRUST, a national bank, whose address is 201 South Orange Avenue, Suite 1350, Orlando, FL 32801 (the “Lender”).

RECITALS

WHEREAS, Lender has made available to Borrower a confirmed guidance line of credit loan in the original principal amount of Twenty Million and No/100 Dollars ($20,000,000.00) (the “Loan”); and

WHEREAS, the Loan is evidenced by that certain Promissory Note in the amount of $20,000,000 of even date herewith made by Borrowers to Lender (the “Note”); and

WHEREAS, CNL Strategic Capital, LLC, a Delaware limited liability company (the “Guarantor”) has agreed to provide an unconditional guaranty of Borrower’s obligations under the Note (the “Guaranty”); and

WHEREAS, Guarantor has entered into an Assignment and Pledge of Deposit Account (the “Pledge Agreement”) in favor of Lender with respect to Guarantor’s Account No. 3000060420 with Lender (the “Pledged Account”), to secure its obligations under the Guaranty; and

WHEREAS, Borrower will use the proceeds of the Loan for commercial purposes; and

WHEREAS, Lender has agreed to make the Loan, but only pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual conditions and agreements contained herein, the parties agree as follows:

1.            INCORPORATION OF RECITALS. The foregoing Recitals are hereby incorporated as if fully set forth herein. For the purposes hereof, the term “Loan Documents” shall mean the Note, this Agreement, the Guaranty, the Pledge Agreement and any other loan document executed by Borrower and/or the Guarantor in favor of Lender in connection with the Note and dated on or about of even date herewith.

2.            REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations:

(a)         Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)         Place of Business. The location of each principal executive office or other material place of business of Borrower and Guarantor is set out in the Note with respect to the Borrower and the Guaranty with respect to the Guarantor. The books and records of Borrower and each Guarantor are located at such identified location.

(c)         Accurate Information. All information now and hereafter furnished to Lender is and will be true, correct and complete in all material respects. Any such information relating to Borrower’s financial condition will accurately reflect Borrower’s financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that when submitting such documents, if its financial condition has changed materially or adversely since the date(s) of such documents, Borrower will advise Lender at the time of submission.

(d)         Authorization; Non-Contravention. The execution, delivery and performance by Borrower and Guarantor of this Agreement and other Loan Documents to which each is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any Guarantor; and do not (i) to Borrower’s knowledge, contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or Guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or Guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on Borrower’s or Guarantor’s assets, or (iii) give cause for the acceleration of any obligations of Borrower or Guarantor to any other creditor.

(e)         Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims (to the extent due and owing) that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

(f)          Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time.

(g)         Compliance with Laws.

(i)                 Borrower, any direct subsidiary of Borrower and Guarantor are in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. § 3617, et seq.) or narcotics (including 21 U.S.C. § 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if applicable.

(ii)               To Borrower’s knowledge, none of Borrower, or any direct subsidiary or direct affiliate of Borrower or Guarantor is a Sanctioned Person or has any of its assets in a Sanctioned Country or does business in or with, or derives any of its operating income from investments in or transactions with, Sanctioned Persons or Sanctioned Countries in violation of economic sanctions administered by OFAC. The proceeds from the Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/, or as otherwise published from time to time. “Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC.

(h)         Organization and Authority. Each corporation, partnership or limited liability company Borrower or Guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporation, partnership or limited liability company Borrower and/or Guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or Guarantor.

(i)          Litigation.

(i)                 Neither Borrower nor Guarantor nor any of their respective direct subsidiaries is subject to, or has knowledge of the threat of, (i) any litigation involving Borrower, Guarantor or any direct subsidiary or any assets of Borrower, Guarantor or any direct subsidiary that either individually or in the aggregate, if determined adversely, would have a Material Adverse Effect, or (ii) any pending or, to the knowledge of Borrower, asserted or threatened claims for liability arising out of products sold or services rendered on or prior to the date hereof that either individually or in the aggregate, if determined adversely, create a Material Adverse Effect. For purposes hereof, Material Adverse Effect means any circumstance or event that, individually or collectively with other circumstances or events, may reasonably be expected to result in (a) a material impairment of the ability of Borrower or Guarantor to perform its payment or other material obligations under any Loan Document, (b) a material impairment of the ability of Lender to enforce its rights or remedies, or Borrower’s or Guarantor’s material obligations, under the Loan Documents, (c) a material and adverse effect on the business, income, operations, assets, liabilities, property or condition (financial or otherwise) of Borrower, or Guarantor, as represented to Lender in the initial financial statements delivered to Lender (or as otherwise disclosed to Lender), or (d) a material and adverse effect on the collateral taken as a whole.

(ii)               There are no outstanding judgments, orders, injunctions, decrees, citations, stipulations or awards (whether rendered by a court, administrative agency, arbitral body or governmental authority) against or pertaining to Borrower, Guarantor or any direct subsidiary or any assets of Borrower or Guarantor which create a Material Adverse Effect.

(j)           Solvency. Borrower and its direct subsidiaries, taken together on a consolidated basis, are solvent prior to, and after giving effect to, the transactions contemplated hereby. No transfer of property is being made and no obligation is being incurred in connection with such transactions with actual intent to hinder, delay or defraud any present or future creditors of either Borrower and/or Guarantor.

Borrower will indemnify Lender and its affiliates from and against any losses, liabilities, claims, damages, penalties or fines imposed upon, asserted or assessed against or incurred by Lender arising out of the inaccuracy or breach of any of the representations contained in this Agreement or any other Loan Documents.

3.            LOAN FEE. Borrower will pay a commitment fee to Lender with each advance under the Loan in an amount equal to 40 basis points of the amount of the advance; provided, however, that the cumulative amount of commitment fees paid by Borrower during the initial Term of this Loan shall not exceed $80,000.00, and if renewed, shall not exceed $80,000 during the 364 days of any such renewal Term.

4.            LOAN ADVANCES.

(a)          Borrower acknowledges that advances of Loan funds are expressly conditioned upon Lender’s prior approval of Borrower’s intended use of such funds. When Borrower identifies an investment Target, Borrower shall submit an initial draw request in writing to Lender not less than ten (10) business days prior to the date of the requested draw, using the form attached hereto as Exhibit A (the “Initial Draw Request”). Each Initial Draw Request shall be accompanied by supportive materials as to the intended use of the requested Loan funds to enable Lender’s underwriting department to assess the request.

Once an Initial Draw Request is approved by Lender, Borrower has up to forty-five (45) days to access up to the amount of the approved draw in the Initial Draw Request by submitting to the Lender, not less than two (2) business days prior to the date of the intended draw, a draw funding request, using the form attached hereto as Exhibit B, which shall include the date of the requested draw funding and an affirmation that the material provided in connection with the Initial Draw Request remain accurate and no material and adverse changes have taken place or material and adverse information has been obtained by the Borrower or Guarantor with respect to the target entity.

5.            AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Lender shall otherwise consent in writing, Borrower will:

(a)          Access to Books and Records. Allow Lender, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Lender shall reasonably require, and allow Lender, at Borrower’s expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof; provided, however, that Lender shall not charge Borrower with the expense of such inspection, audit or examination more than once a calendar year.

(b)         Business Continuity. Conduct its business in substantially the same manner as such business is now and has previously been conducted.

(c)          Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in 11 U.S.C. § 101, as in effect from time to time.

(d)          Estoppel Certificate. Furnish, within 15 days after request by Lender, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations.

(e)          Notice of Default and Other Notices.

(i)            Notice of Default. Furnish to Lender immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

(ii)           Other Notices. Promptly notify Lender in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party;

(iii) any payment default on any indebtedness owing by Borrower; (iv) any non-monetary default resulting in the acceleration of the maturity of any indebtedness owing by Borrower; (v) any material adverse claim against or affecting Borrower; (vi) the commencement of, and any material determination in, any material litigation that has a reasonable likelihood of success with any third party or any proceeding before any governmental agency or unit affecting Borrower within five (5) days of Borrower’s receipt of the same; and (vi) at least 30 days prior thereto, any change in Borrower’s name or address as shown above, and/or any change in Borrower’s structure.

(f)            Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Lender may reasonably request.

(g)           Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes.

(h)           Reports and Proxies. Deliver to Lender, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

(i)            Subscription Agreement Funds. Borrower shall direct, or shall cause Guarantor to direct, any transfer agent receiving Subscription Agreements Funds on behalf of Borrower or Guarantor to transfer any funds held by such transfer agent into the Pledged Account with Lender no later than five (5) business following Guarantor’s monthly sweep date. “Subscription Agreement Funds” is defined for this and all Loan Documents associated with the Loan to mean any and all capital raised from investors for the benefit of Guarantor, less amount retained by transfer agents, paid to placement agents, or similar amounts deducted in the ordinary course of such transactions.

(j)            Mandatory Prepayments. Pursuant to the Pledge Agreement, Borrower shall or shall cause Guarantor to direct Lender to apply any Subscription Agreement Funds (net of fees paid to placement agents and amounts necessary to maintain a minimum Borrower cash reserve of $2,500,000) towards reduction of the principal amount owing under the Note. Borrower acknowledges that all principal reductions shall be applied with priority given to full repayment of the oldest outstanding draw and then forward from the oldest draw to the most recent draw, with the most recent draw repaid last.

6.            NEGATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Lender shall otherwise consent in writing, Borrower will not:

(a)           Change in Fiscal Year. Change its fiscal year.

(b)           Change of Control. Make or suffer a change of ownership or management that effectively changes control of the Borrower or any Guarantor from current ownership and management.

(c)           Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Borrower or Guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired.

(d)           Judgment Entered. Permit the entry of any material monetary judgment or the material assessment against, the filing of any material tax lien against, or the issuance of any writ of garnishment or attachment against any property of Borrower or debts due that is not satisfied or dismissed within ninety (90) days thereafter.

(e)           Loans, Advances, and Investments. Neither Borrower nor Guarantor may (i) incur additional indebtedness, (ii) grant any lien, or (iii) provide any negative pledge.

(f)           Sale of Assets. Neither Borrower nor Guarantor may sell, assign, lease, transfer, or otherwise dispose of any of its assets (including but not limited to any equity securities of any person that are held by such Borrower or Guarantor), other than (a) dispositions, winding up and liquidating subsidiaries, and (b) dispositions of equity securities and other assets, provided in the case of dispositions to third parties, including (without limitation) dispositions of equity securities to employees or affiliates of the Borrower as part of compensation packages.

(g)           Transactions with Affiliates. Neither Borrower nor Guarantor may enter into any material transaction with any of its or any other Borrower’s or Guarantor’s officers, directors, equity holders or any of their respective affiliates other than transactions in the ordinary course of business, which the parties acknowledge includes merger, consolidation, dissolution or liquidation of any of its investment funds or their respective advisor or manager entities, which are upon fair and reasonable terms not materially less favorable than such Borrower or Guarantor could obtain or could become entitled to in an arm’s-length transaction with a person that is not one of such Borrower’s or Guarantor’s officers, directors, or equity holders.

(h)           Additional Pledges. Grant, create, assume or permit any other mortgage, lien, encumbrance, right of first offer, right of first refusal, option or other rights with respect to the funds placed or to be placed in the Pledged Account.

7.           FINANCIAL REPORTING. Borrowers agree to maintain a system of accounting books and records in accordance with sound accounting principals consistently applied. Borrowers shall provide, and shall cause Guarantor to provide, the Lender with any financial information reasonably requested by the Lender. On a regular basis, Borrower shall, or shall cause Guarantor, as applicable, to provide the following financial reports:

(a)     Promptly after filing, a copy of Guarantor’s Annual Report Form 10K and Quarterly Report Form 10Q filings with the Securities and Exchange Commission.

(b)     Within five (5) business days following the deposit of any funds into the Pledged Account, Borrower or Guarantor shall provide Lender with a Pledged Account Deposit Certificate in the form attached hereto as Exhibit C, certified as true and correct by Borrower’s or Guarantor’s chief financial officer or chief accounting officer, directing Lender how to disburse Subscription Agreement Funds.

8.            COSTS. Borrower agrees to pay all of Lender’s reasonable costs and expenses related to the Loan, including but not limited to the cost of any appraisals, public records searches, attorney’s fees and costs, documentary stamp taxes, intangible taxes or other governmental impositions.

9.            INDEMNIFICATION.

(a)          Borrower hereby indemnifies and agrees to defend and hold harmless Lender, its officers, employees and agents, from and against any and all losses, damages, or liabilities and from any suits, claims or demands, including reasonable attorneys’ fees incurred in investigating or defending such claim, suffered by any of them and caused by, arising out of, or in any way connected with the Loan Documents or the transactions contemplated therein (unless determined by a final judgment of a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of any of the indemnified parties) including, without limitation: (i) any untrue statement of a material fact contained in information submitted to Lender by Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; and (ii) the failure of Borrower or Guarantor to perform any obligations herein required to be performed by Borrower or Guarantor.

(b)          In case any action shall be brought against Lender, its officers, employees or agents, in respect to which indemnity may be sought against Borrower, Lender or such other party shall promptly notify Borrower and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and satisfactory to Lender, the payment of all costs and expenses and the right to negotiate and consent to settlement. Lender shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Borrower’s sole cost and expense. Borrower shall not be liable for any settlement of any such action effected without its consent (unless Borrower fails to defend such claim), but if settled with Borrower’s consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and hold harmless Lender from and against any loss or liability by reason of such settlement or judgment.

(c)           The provisions of this Section shall survive the repayment or other satisfaction of the Note.

10.          DEFAULT. If the Borrower fails to pay any amount owing under the Note or this Agreement within ten (10) days of the same becoming due, or if Borrower otherwise fails to perform according to the terms of the Note or if the Borrower shall fail, neglect or refuse to perform any of Borrower’s promises or agreements hereunder or breach any promise, covenant, warranty or agreement made in the Loan Documents and fails to remedy such failure within thirty

(30) days of receiving notice of the same, or if Borrower or Guarantor shall become insolvent, or if there is filed a voluntary or involuntary petition in bankruptcy of either Borrowers or Guarantor, or an assignment for the benefit of creditors is made by either Borrower or Guarantor, then and in any such event the Borrower shall be considered in default hereunder and the Lender may, at its option, without prejudice to any other right or remedy Lender may have as a matter of law, declare all sums evidenced by the Note and all sums due hereunder to be immediately due and payable. Notwithstanding the foregoing, if either Borrower or Guarantor is in Default for failure to meet any of the reporting requirements set forth in any of the Loan Documents, or if either Borrower or Guarantor requests a waiver with respect to a Default with respect to one or more financial covenant set forth in the Loan Documents, Lender may, in its sole and absolute discretion, impose a penalty or charge a waiver fee in lieu of declaring Borrower in Default hereunder.

11.          MISCELLANEOUS.

(a)           Disclosure of Financial Information and Confidentiality. Lender is hereby authorized to disclose any financial or other information about Borrower to any regulatory body or agency having jurisdiction over Lender or required by applicable law, and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to Borrower; provided that any such present, future or prospective participant or successor in interest agrees to be bound by the confidentiality provisions set forth herein. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Borrower that is required by law to be disclosed. Lender covenants and agrees to keep confidential, and shall require any present, future or prospective participant or successor in interest to keep confidential, any information disclosed by Borrower or Guarantor to Lender which is material and not know to the general public.

(b)           Integration. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

(c)           No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event. After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Lender of any payments by or on behalf of Borrower on account of the indebtedness evidenced by this Note shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by Lender and Borrower.

(d)           No Usurious Amounts. Anything contained herein or in the Note to the contrary notwithstanding, it is the intent of the parties that Borrower shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law. If by the terms of the Note, Borrower is at any time required to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum legal rate and the portion of all prior interest payments in excess of such maximum legal rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance, unless Borrower shall notify Lender in writing, that Borrower elects to have such excess sum returned to it forthwith. Borrower agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest. In addition, Lender may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of: (i) the rate of interest permitted by Section 687.12 Florida Statutes (“Interest rates; parity among licensed lenders or creditors”) and 12 United States Code, Sections 85 and 86, and (ii) any other law, rule or regulation in effect from time to time, available to Lender which exempts Lender from any limit upon the rate of interest it may charge or grants to Lender the right to charge a higher rate of interest than allowed by Florida Statutes, Chapter 687.

(e)           Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Agreement shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

(f)           Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Agreement and the Loan Documents shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Loan cannot be assigned by Borrower without the prior written consent of Lender, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Lender.

(g)           Modifications. This Agreement may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

(h)           Sales or Participations. Lender may from time to time sell or assign, in whole or in part, or grant participations in, the Loan, the Note and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender; and (b) deemed to hold Lender’s lien with respect to any and all obligations of such holder to Borrower, in each case as fully as though Borrower was directly indebted to such holder. Lender may in its discretion give notice to Borrower of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender’s or such holder’s rights hereunder.

(i)            Jurisdiction. Borrower irrevocably appoints each and every owner, partner and/or officer of the Borrower as its attorney upon whom may be served, by regular or certified mail at the address set forth below, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Florida by service of process on any such owner, partner and/or officer; and Borrower agrees that the courts of such State shall have jurisdiction with respect to the subject matter hereof and the person of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum.

(j)            Notices. All notices and communications under this Note shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses first set forth above. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein. Notwithstanding the foregoing, financial reports may be provided electronically if sent to the appropriate Client Advisor with Lender.

(k)           Continuing Enforcement. If, after receipt of any payment of all or any part of the Loan, Lender is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then the Note and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to, the full amount so surrendered. The provisions of this Section shall survive the cancellation or termination of the Note and this Agreement, and shall remain effective notwithstanding the payment of the obligations evidenced hereby, the release of any security interest, lien or encumbrance securing the Note or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the obligations evidenced hereby having become final and irrevocable.

(l)            Waiver of Jury Trial. BORROWER AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR BORROWER, ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY

RIGHT THEY MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, Borrower and Lender, on the day and year first written above, have caused this Agreement to be duly executed under seal.

BORROWER:

CNL STRATEGIC CAPITAL, LLC, a Delaware corporation

By:	/s/ Tammy J. Tipton
Name:	Tammy J. Tipton
Title:	Chief Financial Officer and Treasurer

STATE OF FLORIDA

COUNTY OF ORANGE

Sworn to and subscribed before me the 27th day of June, 2019, by Tammy J. Tipton, as Chief Financial Officer and Treasurer of CNL STRATEGIC CAPITAL B, INC., a Delaware corporation in such capacity on behalf of the corporation. She is personally known to me or produced driver’s license as identification.

(NOTARY SEAL)	/s/ John Ruffier
Notary Public Signature

(Name typed, printed or stamped)
Notary Public, State of Florida

Commission No.:

My Commission Expires:

LENDER:

SEASIDE NATIONAL BANK & TRUST, a national bank

By:	/s/ Ed Timberlake
Name:	Ed Timberlake
Title:	Chair, Central Fla. Board

EXHIBIT A

INITIAL DRAW REQUEST #___

DATE OF DRAW REQUEST:

AMOUNT:

COMMITMENT FEE:

INTEREST RATE: 30-day LIBOR plus two and three-quarters percent (2.75%)

PURPOSE:

CERTIFIED AS TRUE AND CORRECT:

CNL STRATEGIC CAPITAL B, INC., a Delaware corporation

By:
Name:
Title:

SEASIDE NATIONAL BANK & TRUST, a national bank

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B

FINAL DRAW FUNDING REQUEST #___

DATE OF DRAW FUNDING REQUEST:

REQUESTED DISBURSEMENT DATE:

AMOUNT:

COMMITMENT FEE:

INTEREST RATE: 30-day LIBOR plus two and three-quarters percent (2.75%)

PURPOSE:

DEPOSIT TO:

THE UNDERSIGNED BORROWER HEREBY CERTIFIES AND AFFIRMS THAT ALL INFORMATION AND REPRESENTATIONS PROVIDED TO LENDER IN CONNECTION WITH THE INITIAL DRAW REQUEST REMAINS ACCURATE AND NO MATERIAL AND ADVERSE CHANGES HAVE TAKEN PLACE OR MATERIAL AND ADVERSE INFORMATION HAS BEEN OBTAINED BY BORROWER OR GUARANTOR WITH RESPECT TO THE TARGET ENTITY.

CERTIFIED AS TRUE AND CORRECT:

CNL STRATEGIC CAPITAL B, INC., a Delaware corporation

By:
Name:
Title:

SEASIDE NATIONAL BANK & TRUST, a national bank

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

PLEDGED ACCOUNT DEPOSIT CERTIFICATE

Seaside National Bank & Trust, N.A.

201 S. Orange Avenue

Suite 1350

Orlando, FL 32801

Attn:   Loan Operations

The undersigned, CNL Strategic Capital, B, Inc. (the “Borrower”) along with CNL Strategic Capital, LLC (the “Guarantor”), pursuant to the Loan Agreement dated May __, 2019, by and between Borrower and Seaside National Bank & Trust (the “Lender”), hereby delivers this Pledged Account Deposit Certificate.

I hereby certify that for the previous month, the following is accurate:

1.)	Gross Subscription Funds raised on behalf of CNL Strategic Capital, LLC in prior month:

2.)	minus fees due to placement agents (commissions):

3.)	=Net Subscription Funds Raised prior month:

4.)	Required Cash Reserve Minimum:	$2,500,000.00

5.)	minus Current Cash Balance:

6.)	=Amount required to maintain agreed upon Cash Reserve Minimum (to be deposited into a non-pledged account with Lender):

7.)	Net Subscription Funds Raised (3) minus Amount required to maintain Cash Reserve Minimum (6) which will be applied to principal reduction on outstanding loan balance(s)* as set forth in the Loan Agreement:

*In the event there is no outstanding principal balance drawn under the subject Confirmed Guidance Line of Credit at the time the Pledge Account Deposit Certificate is submitted, all Subscription Funds raised will be placed in the non-pledged account with Lender.

CNL Strategic Capital, B, Inc.	CNL Strategic Capital, LLC

By:	By:
Name:	Name:
Title:	Title: